EX-10


                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "Plan and Merger Agreement"), is made as of August 31, 1999 by and between Capitol Silver Mines, Inc., an Idaho corporation ("Capitol") and Internet Culinary Corporation, a Nevada corporation ("Internet").

                                    RECITALS

     A) Capitol is a corporation duly organized and existing under the laws of the State of Idaho.

     B) Internet is a corporation duly organized and existing under the laws of the State of Nevada. One share of common stock of Internet has been issued and that share of common stock is held by Capitol. Thus Internet is a wholly- owned subsidiary of Capitol. No shareholder approval of this Plan and Merger Agreement is required.

     C) Capitol and Internet (the "Constituent Corporations") have approved this Plan and Merger Agreement by resolutions duly adopted by their respective Boards of Directors in accordance with the laws of their respective jurisdictions of incorporation; and

     D) The constituent Corporations desire to adopt a plan of reorganization pursuant to the provisions of Section 368 (a) (1) (f) of The Internal Revenue Code of l986, as amended, a Plan of Merger complying with section 30-1-1105 of the Idaho Code and

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1) Surviving Corporation. Capitol shall be merged with and into Internet (the "Merger") with Internet being the surviving corporation (the "Surviving Corporation") of the Merger. At the Effective Time (as hereinafter defined), the corporate existence of Capitol shall cease and the Surviving corporation, to the fullest extent permitted by applicable law, shall succeed to all the business, properties, assets and liabilities of the Constituent Corporations. At the Effective Time, the name of the Surviving Corporation shall remain Internet Culinary Corporation.

     2) Authorized Shares. The authorized capital stock of the Surviving Corporation consists of 20,000,00 shares of Common Stock, par value .001 per share, and 5,000,000 shares of Preferred Stock, par value .001 per share.

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     3)  Certificate of Incorporation and Bylaws.

          a) The Certificate of Incorporation of Internet as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

          b) The Bylaws of Internet as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation.

     4)  Directors and Officers.

          a) The directors of Capitol immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office in accordance with the Bylaws of the Surviving Corporation until their successors are duly appointed or elected and qualified.

          b) The officers of Capitol immediately prior to the Effective Time shall be the officers of the Surviving Corporation to hold office in accordance with the Bylaws of the Surviving Corporation until their successors are duly appointed or elected and qualified.

     5) Principal Office. The principal office of the Surviving Corporation in the State of Nevada shall be at 3450 E Russell Rd., Las Vegas, Nevada 89120.

     6) Consent to Service of Process. The Surviving Corporation hereby consents to be sued and served with process in the State of Idaho in any proceeding in the State of Idaho and the Surviving Corporation hereby irrevocably appoints the Secretary of state of Idaho as its agent to accept service of process in such proceeding in the State of Idaho to enforce against the Constituent Corporations any obligations of Capitol and the rights of dissenting shareholders of Capitol.

     7) Corporate Purpose. The purposes for which the Surviving Corporation has been formed are to engage in any lawful act or activity for which corporations may be formed under the laws of the State of Nevada.

     8)  Term of Merger.

          a) At the Effective Time, each issued and outstanding share of Common Stock of Capitol shall, automatically and without further act of either of the Constituent Corporations or of the holders thereof, be extinguished and converted into one issued and outstanding share of Common Stock of the Surviving Corporation. The holder of each share so extinguished and converted (of record on the shareholder records of Capitol at the Effective Time) shall be recorded on the books of the Surviving Corporation as the holder of the number of shares of Common Stock of the Surviving Corporation which such holder is entitled to receive; and each certificate theretofore representing one or more shares of Common Stock of Capitol shall be deemed, for all corporate purposes, to evidence ownership of the same number of shares of Common Stock of the Surviving Corporation which the holder of such certificate is entitled to receive.

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          b) Each person who, as a result of the Merger, holds one or more certificates which theretofore represented one or more shares of Common stock of Capitol shall surrender any such certificates to the Surviving Corporation (or to any agent designated for such purpose by the Surviving Corporation) and upon such surrender, the Surviving Corporation shall, within a reasonable time, deliver to such person in substitution and exchange therefor (i) one or more certificates evidencing the number of shares of Common Stock of the Surviving Corporation which such person is entitled to receive in accordance with the terms of this Plan and Merger Agreement in substitution for the number of shares of Common Stock of Capitol theretofore represented by each certificate so surrendered; provided however, that such holders shall not be required to surrender any such certificates until such certificates would normally be surrendered for transfer on the books of the issuing corporation in the ordinary course of business.

          c) At and after the Effective time, all of the issued and outstanding shares of Common Stock of Capitol held immediately prior to the Effective Time shall be cancelled and cease to exist, without any consideration being payable therefor.

          d) At the Effective Time, each option to purchase shares of Common Stock of the Company outstanding immediately prior to the Effective Time shall become an option to purchase shares of Common Stock of the Surviving Corporation, subject to the same terms and conditions and at the same option price applicable to each such option immediately prior to the Effective Time.

     9) Termination and Abandonment. At any time prior to the Effective Time and for any reason, this Plan and Merger Agreement may be terminated and abandoned by the Board of Directors of either of the Constituent Corporations, without notice of such action to the other Constituent Corporation, notwithstanding approval of this Plan and Merger Agreement by the shareholders of one or both of the Constituent Corporations.

     10) Amendment. At any time prior to the Effective Time, this Plan and Merger Agreement may be amended, by an agreement in writing executed in the same manner as this Plan and Merger Agreement, after due authorization of such action by the Board of Directors of the Constituent Corporations; provided, however, that this Plan and Merger Agreement may not be amended if such amendment would
(a) alter or change the amount or kind of shares or other consideration to be received by the shareholders of either of the Constituent Corporations in the Merger, (b) alter or change any term of the Certificate of Incorporation of the corporation which will be the Surviving Corporation, (c) alter or change any of the terms and conditions of this Plan and Merger Agreement if such alteration or change would adversely affect the shareholders of either at the Constituent Corporations, or (d) otherwise violate applicable law.

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     11) Effective Time of Merger. The Effective Time of Merger shall be the later of the date on which the (i) Certificate of Ownership and Merger shall have been duly filed in the office of the Secretary or State of Nevada, and (ii) this Plan and Agreement of Merger shall have been duly filed in the office of the Secretary of State of Idaho (the Effective Time").


                                       CAPITOL SILVER MINES, INC.


                                            By: /s/ Tom Reichman
                                           --------------------------
                                            Tom Reichman, President


                                            By: /s/ Stephen Reeder
                                           --------------------------
                                            Stephen Reeder, Secretary


                                       INTERNET CULINARY CORPORATION


                                            By: /s/ Tom Reichman
                                           --------------------------
                                            Tom Reichman, President


                                            By: /s/ Stephen Reeder
                                           --------------------------
                                            Stephen Reeder, Secretary